CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-24777, No. 333-24811 and No. 333-24827) of
OmniQuip International, Inc. of our report dated November 3, 1998 listed at Item
14. 1. of this Annual Report on Form 10-K of OmniQuip International, Inc. for the fiscal year ended September 30, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which is listed at Item 14. 2. of this Form 10-K.



PricewaterhouseCoopers LLP


St. Louis, Missouri
December 28, 1998